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Exhibit 10.11

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

KRONA ACQUISITION CORPORATION
SECURED PROMISSORY NOTE

May    , 2007
Seattle, Washington

        FOR VALUE RECEIVED, KRONA ACQUISITION CORPORATION, a Delaware corporation, ("Borrower") promises to pay to the order of                        ("Lender") the principal amount of                         ($            ), together with interest on the unpaid principal amount at the rate of Ten Percent (10%) per annum based on a 365-day year, all upon the terms set forth below. This secured promissory note (the "Note") is issued pursuant to that certain Financing Agreement, dated as of May    , 2007, executed by Borrower, Paulson Investment Company, Inc., as placement agent and High Capital Funding, LLC, as lead investor (the "Financing Agreement"), with Lender's signature either affixed thereon on incorporated by reference as evidenced by Lender's signature on the accompanying Subscription Agreement. This Note is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Note specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies. To the extent relevant to this Note, the terms of the Financing Agreement are incorporated herein by reference as though fully set forth herein. This Note is one of a series of notes, aggregating up to Two Million Five Hundred Thousand Dollars ($2,500,000.00) in principal amount of notes being offered and sold pursuant to the Financing Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Financing Agreement.

        1.    Maturity.    Accrued interest shall be paid in arrears on a quarterly basis, beginning June 30, 2007 and every three months thereafter. Except as otherwise provided herein, the principal hereunder shall become due and payable in full on October 31, 2007 (the "Maturity Date"), except that in the event of the closing of a Qualified Offering before the Maturity Date, the principal amount and accrued and unpaid interest shall become due and payable Three (3) business days following the closing of such Qualified Offering. The foregoing notwithstanding, Paulson Investment Company, Inc., the placement agent for the Notes Offering (the "Placement Agent"), shall have the right to extend the October 31, 2007 Maturity Date for up to Three (3) One (1)-month periods (the "Extended Maturity Date"), on such terms as the Placement Agent shall determine. Any amounts that remain unpaid after the Maturity Date or the Extended Maturity Date, if so extended, shall thereafter bear interest at the rate of Eighteen Percent (18%) per annum.

        2.    Prepayment.    Borrower may prepay any or all amounts due under this Note at any time without penalty. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal.

        3.    Method of Payment.    Any payment of principal or interest hereunder shall be made by certified or bank cashier's check unless Holder has provided Borrower with appropriate wire instructions, in which event, the payment shall be made by wire transfer of "same day" funds. For the purpose of any interest calculation, payment shall be deemed made when the check is sent by overnight delivery or when the wire is sent. Any partial payment shall be applied first to accrued and unpaid interest and thereafter to a reduction of principal. If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of California, any payment due hereunder shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

        4.    Security.    Repayment of this Note shall be secured by a lien on all tangible and intangible assets of the Borrower and its consolidated subsidiaries as described in that certain Security Agreement and the Security and Pledge Agreement executed contemporaneously herewith.

        5.    Conditional Right to Convert.    If no Qualified Offering shall have occurred by the Maturity Date or the final Extended Maturity Date, as the case may be, Lender or any permitted assignee of Lender as described below ("Holder") shall have the right, at any time thereafter until all principal of, and accrued but unpaid interest on, the Note shall have been paid, to convert the principal and/or the unpaid interest into shares of the Company's Common Stock on the following terms:

          a.     If the Company's Common Stock is traded on a securities exchange or in the over-the-counter market in the United States, Holder shall have the right to convert up to One-eighteenth (1/18th) of the principal of this Note, plus accrued and unpaid interest, each month for Eighteen (18) months, commencing on the first day of the month following the Maturity Date or the final Extended Maturity Date, whichever is later, at a conversion price equal to the lesser of (i) Three Dollars ($3.00) or (ii) Seventy Percent (70%) of the average of the closing bid prices of the Company's Common Stock, as reported on such exchange or in the over-the-counter market, for the Five (5) trading days ending on the last trading day immediately preceding the giving of written notice of conversion by Holder.

          b.     If the Company's Common Stock is not traded on a securities exchange or in the over-the-counter market in the United States, Holder shall have the right to convert all or any portion of the principal and/or accrued interest on this Note, at any time, or from time to time after the Maturity Date or the final Extended Maturity Date, if applicable, at a conversion price equal to Three Dollars ($3.00).

provided, however, that no fractional shares will be issued and fractional shares will be rounded down to the nearest full share. Upon receipt by Borrower of Holder's notice of each such election, the Note shall represent the right to receive the Common Stock into which that portion of the Note has been converted, and Borrower's right and obligation to repay that portion of the Note shall be extinguished.

        6.    Anti Dilution Adjustments.    The number and kind of securities or other property into which this Note may become convertible shall be subject to adjustment as follows:

          a.     If a split or a reverse split shall have occurred with respect to the Common Stock, the conversion rate shall be appropriately adjusted to cause the Holder to receive, upon conversion, a number of shares of Common Stock representing the same percentage of the equity of the Company to which the Holder would have been entitled on such conversion if the split had not occurred.

          b.     If a dividend or other distribution shall be made in favor of the Common Stock, appropriate adjustment shall be made so that, upon conversion of the Note, the Holder shall receive, in addition to the Common Stock otherwise obtainable on such conversion, the cash, securities or other property that it would have received had the Note been so converted immediately prior to the split, dividend or distribution.

          c.     If the Common Stock shall, as the result of a merger or otherwise, be converted into the right to receive other securities or property, appropriate adjustment shall be made so that, upon conversion of the Note, the Holder shall receive, in lieu of Common Stock, the securities and/or property that it would have received as a result of the merger or other such transaction had the Note been so converted immediately prior to the record date therefor.

        7.    Default.    In the event of an occurrence of any event of default specified below, the principal of, and all accrued and unpaid interest on, the Note shall become immediately due and payable without notice, except as specified below:

          a.     Borrower fails to make any payment hereunder when due, which failure has not been cured within Ten (10) days following such due date.

          b.     Any defined event of default occurs under any contract or instrument pursuant to which Borrower has incurred any liability for borrowed money in excess of One Hundred Thousand Dollars ($100,000.00), which event of default has not been waived within Five (5) business days following such occurrence, and which event of default is reasonably likely to materially affect the Company's business.

          c.     Borrower files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

          d.     A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of Thirty (30) days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition.

          e.     If (i) any judgment remaining unpaid, unstayed or undismissed for a period of Sixty (60) days is rendered against Borrower which by itself or together with all other such judgments rendered against Borrower remaining unpaid, unstayed or undismissed for a period of Sixty (60) days, is in excess of One Hundred Thousand Dollars ($100,000.00), or (ii) there is any attachment or execution against Borrower's properties remaining unstayed or undismissed for a period of Sixty (60) days which by itself or together with all other attachments and executions against Borrower's properties remaining unstayed or undismissed for a period of Sixty (60) days is for an amount in excess of One Hundred Thousand Dollars ($100,000.00).

        8.    Cumulative Remedies.    The remedies of Lender as provided herein, in the Security Agreement and in the Security and Pledge Agreement, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender's sole discretion, and may be exercised as often as occasion therefore shall occur.

        9.    Successors and Assigns.    The Note is transferable and assignable by Lender or any subsequent permitted assignee subject to the requirement that any such assignment or transfer be, in the opinion of Borrower's counsel, in compliance with applicable federal and state securities laws. The assignee shall be referred to herein as a "Holder." All covenants, agreements and undertakings in the

Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

        10.    Notices.    Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or email as indicated below, (iii) upon delivery by overnight courier, prepaid and delivered on a business day; or (iv) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

To Lender:	[to the address and facsimile provided in Subscription Agreement between the Lender and the Borrower executed in connection with the purchase and sale of this Note]
To Borrower:	Krona Acquisition Corporation (to be renamed Sygence Corporation) 5151 Beltline Rd, Suite 1100 Dallas, TX 75254 Attn: George Noga Fax: (214) 269-2901 E-mail: gnoga@syngence.com

Either party may change by notice the address to which notices to that party are to be addressed.

        11.    Waivers/Forebearance/Amendment.    Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of the Note and consents to any extension or postponement of the time of payment or any other indulgence. Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Notwithstanding the foregoing, any provision of this Note may be waived or amended upon the written consent of the Borrower and the consent of the holder of this Note. The Note may only be amended or modified by written agreement signed by Borrower and Holder.

        12.    Expenses.    In the event that Holder brings legal action against Borrower, or Borrower brings legal action against Holder, to enforce or otherwise determine the meaning or enforceability of the Note or any provision hereof, each party shall bear its own expenses, including attorney fees, directly attributable to such action. However, in any action for breach of the Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Borrower shall be entitled to recover from Lender all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

        13.    Choice of Law.    The Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Note will be in any federal or state court in Wilmington, Delaware having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that Court.

        WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS NOTE, EACH PARTY HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS

OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF WILMINGTON, STATE OF DELAWARE, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS NOTE WILL BE DEEMED TO PRECLUDE THE LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER JURISDICTION.

        IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Borrower.

KRONA ACQUISITION CORPORATION a Delaware corporation
By:
Its:

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  Exhibit 10.11